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                                                                       EXHIBIT A
                                                                  Conformed Copy


                             JOINT FILING AGREEMENT

We, NRL Acquisition Corp. and Nelson Resources Limited, the signatories of the statement on Schedule 13D to which this Joint Filing Agreement is attached, hereby agree that such statement is filed jointly on behalf of NRL Acquisition Corp. and Nelson Resources Limited. Any subsequent amendments thereto filed by any of us will be filed jointly on behalf of NRL Acquisition Corp. and Nelson Resources Limited.


Dated:   May 21, 2004


                                                NRL ACQUISITION CORP.

                                                By  \s\ R. Frederick Hodder
                                                    -----------------------
                                                    R. Frederick Hodder
                                                    President

                                                NELSON RESOURCES LIMITED

                                                By  \s\ R. Frederick Hodder
                                                    -----------------------
                                                    R. Frederick Hodder
                                                    Chief Financial Officer